Exhibit 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made effective as of the 8th day of November, 2016, by and between each of the Lenders signatory hereto (each, an “Assignor” and collectively, the “Assignors”) having the address as set forth opposite such Assignor’s name on the signature page hereto; Melody Business Finance LLC, as Administrative Agent (the “Administrative Agent”), and HS CONTRARIAN INVESTMENTS, LLC, a Delaware limited liability company (“Assignee”) having an address as set forth opposite such Assignee’s name on the signature page hereto. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement (as such term is defined below).

WHEREAS, effective as of October 16, 2014, Assignors entered into a Loan Agreement with Towerstream Corporation, a Delaware corporation (the “Company”), Towerstream I, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Hetnets Tower Corporation, a Texas corporation and wholly owned subsidiary of the Company, and the Administrative Agent (the “Loan Agreement”) and the Loan Agreement was amended as of the date hereof;

WHEREAS, pursuant to the Loan Agreement, the Assignors provided The Company with a term loan in an original aggregate principal amount of $35,000,000;

WHERAS, as of the date hereof, the outstanding principal balance of the Loan owed to the Assignors is $37,879,094.94 (the “Outstanding Principal”) and is held by the Assignors pursuant to the breakdown set forth on Schedule I hereto;

WHEREAS, pursuant to the terms herein, the Assignee wishes to purchase and assume all of the Assignors’ right, title, and interest in and to $4,935,834.16 of the aggregate outstanding principal amount of the Loans and accrued and unpaid interest thereon through the effective date of such purchase and assumption (the “Closing Date”) owed to the Assignors for an aggregate purchase price of $5,500,000 (the “Purchase Price”) pursuant to the allocation set forth on Schedule II hereto; and

WHEREAS, contemporaneously with the transactions contemplated by this Agreement, the Assignee and the Borrower will enter into a Securities Exchange Agreement in the form attached hereto as Exhibit A to this Agreement, pursuant to which the Assigned Interests (as defined below) will be exchanged by the Assignee for equity securities of the Borrower and the Assignee will concurrently cancel the Loans represented by the Assigned Interests.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.     Assignment. Subject to the to, and in accordance with the terms and conditions set forth in this Agreement, each Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from each Assignor, as of the Closing Date the Assigned Interests as set forth in Schedule II: all of such Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of such Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) (such rights and obligations sold and assigned pursuant hereto being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Agreement, without representation or warranty by the Assignors.

2.     Consideration. In consideration for the assignment of the Assigned Interest, the Assignee shall pay to the Assignors pursuant to Schedule II, in immediately available funds, the Purchase Price pursuant to wiring instructions provided by the Assignors.

3.     Conditions of Assignors. The obligation of each of the Assignors to assign and sell the Assigned Interests to the Assignee and to consummate the transactions to be performed as contemplated by this Agreement shall be conditioned upon the satisfaction or waiver of each of the following conditions: (i) the Securities Exchange Agreement in the form attached hereto shall have been executed by each of the parties thereto and shall be in full force and effect; (ii) the Assignee shall deliver to the Administrative Agent a payoff letter or other evidence reasonably satisfactory to the Administrative Agent that the Assignee has cancelled the Assigned Interests; (iii) the Purchase Price shall have been received to the account or accounts designated by the Assignors; and (iv) the Administrative Agent shall have received from each of the Assignees such information reasonably requested by the Administrative Agent to, if the Administrative Agent deems appropriate, confirm the representations set forth in Sections 6(b), (d), (e) and (f).

4.      Waiver of Restrictions on Assignment; Consent to Assignment. Solely with respect to the Assigned Interests and the transactions contemplated hereby, the Assignors and the Administrative Agent hereby waive the requirements of Section 4.3(b), Section 15.2 and Section 15.2 of the Loan Agreement. The waiver set forth in this Section 4 is limited in scope as described herein and shall not be deemed (a) to be a consent under, or waiver of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) to prejudice any right or rights which Administrative Agent or any Lender now has or may have in the future under, or in connection with the Loan Documents, the other Loan Documents or any of the documents referred to herein or therein.

5.     Representations of Assignor. Each Assignor, severally and not jointly represents and warrants to the Assignees that with respect to its portion of the Assigned Interests set forth on Schedule II: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Assignor assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document delivered pursuant thereto or any collateral thereunder; (iii) the financial condition of the Loan Parties or their Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by the Loan Parties or their Affiliates or any other Person of any of their respective obligations under any Loan Document.

6.     Representations of Assignee. Assignee represents and warrants that:

a.      This Agreement has been duly executed and delivered by Assignee.  This Agreement constitutes a legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to the general principles of equity;

b.     Assignee is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended;

c.     Assignee has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant thereto, as applicable, the other Loan Documents, together with copies of the most recent financial statements delivered pursuant thereto, as applicable, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender;

d.     Assignee and no entity controlled by Assignee or, if Assignee is not a natural person, any entity that controls Assignee or is under common control with Assignee (each an “Affiliate”), is in violation of any legal requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Act;

e.     Neither Assignee nor any Affiliate or broker or other agent of Assignee acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which Asisgnee is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; and

f.     Neither Assignee nor any Affiliate or broker or other agent of the Assignee acting in any capacity in connection with transactions contemplated by this Agreement (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 6(e), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

7.     Suitability and General Release. Assignee agrees that it has, independently and without reliance on the Administrative Agent, the Assignors or any other Lender, and based on such documents and information as it shall deem appropriate at the time, made its own credit decision in entering into to this Agreement and the transactions contemplated hereby. As a material part of the consideration for Assignors entering into this Agreement, the Assignee (each a “Releasor” and together “Releasors”) agrees as follows (the “Release Provision”):

a.     Each Releasor hereby releases and forever discharges Administrative Agent, each Asisngor and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever occurring prior to the date hereof, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted (“Claims”), which Releasor may have or claim to have against any of Lender Group, except for claims arising under this Agreement.

b.     Each Releasor agrees not to sue any of Lender Group or in any way assist any other person in suing Lender Group with respect to any Claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

c.     Each Releasor acknowledges, warrants, and represents to Lender Group that:

(i)     Releasor has read and understands the effect of the Release Provision. Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Agreement, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)     Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) Releasor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person.

(iv) Releasor is the sole owner of the Claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such Claims to any other Person.

Each Releasor understands that the Release Provision was a material consideration in the agreement of Administrative Agent and the Assignors to enter into this Agreement. It is the express intent of each Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Releasor of any Claims released hereby against Lender Group. If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

9. All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement.

10. Choice of Law. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW RULES THAT WOULD LEAD TO THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement (each a “Proceeding”), each party irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City (and any appellate court thereof) and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such party. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Notices. Notices hereunder to either party shall be to the address set forth above and below.

12. Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

13. Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

14. No Assignment. No party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

15. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

16. Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ASSIGNORS:

MELODY SPECIAL SITUATIONS OFFSHORE CREDIT MINI-MASTER FUND, L.P.

By: MELODY SPECIAL SITUATIONS GP LLC,

       its General Partner

By: /s/ Terri Lecamp

Terri Lecamp

Authorized Signatory

Address:	c/o Melody Business Finance, LLC 60 Arch Street, Second Floor Greenwich, CT 06830

MELODY CAPITAL PARTNERS OFFSHORE CREDIT MINI- MASTER FUND, L.P.

By:  MELODY CAPITAL PARTNERS GP LLC

        Its General Partner

By: /s/ Terri Lecamp

Terri Lecamp

Authorized Signatory

Address:	c/o Melody Business Finance, LLC 60 Arch Street, Second Floor Greenwich, CT 06830

MELODY CAPITAL PARTNERS ONSHORE CREDIT FUND, L.P.

By:  MELODY CAPITAL PARTNERS GP, LLC

         Its General Partner

By: /s/ Terri Lecamp

Terri Lecamp

Authorized Signatory

Address:	c/o Melody Business Finance, LLC 60 Arch Street, Second Floor Greenwich, CT 06830

FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED

By: FCO V CLO CM LLC, its collateral manager

By: /s/ Constantine Dakolias

  Name: Constantine Dakolias

  Title: President

  Address: 1345 Avenue of the Americas, 46th Floor
                            New York, NY 10105

FORTRESS CREDIT OPPORTUNITIES III CLO LP

By: FCO III CLO GP, its general partner

By: /s/ Constantine Dakolias

  Name: Constantine Dakolias

  Title: President

Address: 1345 Avenue of the Americas, 46th Floor
                          New York, NY 10105

FORTRESS CREDIT FUNDING V LP

By: FORTRESS CREDIT FUNDING V GP LLC, its general partner

By: /s/ Constantine Dakolias

  Name: Constantine Dakolias

  Title: President

Address: 1345 Avenue of the Americas, 46th Floor
                          New York, NY 10105

[Signature Page to Towerstream Loan Purchase Agreeement]

ASSIGNEE:

HS CONTRARIAN INVESTMENTS, LLC

/s/ John Stetson

Name: John Stetson

Title:   Managing Member

Consented to and Accepted:

MELODY BUSINESS FINANCE, LLC, as Administrative Agent

By: /s/ Terri Lecamp

Name: Terri Lecamp

Title:   Authorized Signatory

Consented to:

TOWERSTREAM CORPORATION, as Borrower Representative

By: /s/ Philip Urso

Name: Philip Urso

Title:   Interim Chief Executive Officer

SCHEDULE I

	Assignor	Principal Amount
	Melody Special Situations Offshore Credit Mini-Master Fund, L.P.	$19,005,102.12
	Melody Capital Partners Offshore Credit Mini-Master Fund, L.P.	$7,171,384.97
	Melody Capital Partners Onshore Credit Fund, L.P.	$7,093,115.94
	Fortress Credit Opportunities V CLO Limited	$2,444,972.20
	Fortress Credit Opportunities III CLO LP	$1,082,259.86
	Fortress Credit Funding V LP	$1,082,259.86
Total		$37,879,094.94

SCHEDULE II

	Assignor	Principal Amount	Accrued Interest	Assignee	Purchase Price
	Melody Special Situations Offshore Credit Mini-Master Fund, L.P.	$2,476,459.18	$32,193.97	HS Contrarian Investments, LLC	$2,759,518.47
	Melody Capital Partners Offshore Credit Mini-Master Fund, L.P.	$934,467.07	$12,148.07	HS Contrarian Investments, LLC	$1,041,276.65
	Melody Capital Partners Onshore Credit Fund, L.P.	$924,268.23	$12,015.48	HS Contrarian Investments, LLC	$1,029,912.08
	Fortress Credit Opportunities V CLO Limited	$318,592.02	$4,141.70	HS Contrarian Investments, LLC	$355,007.09
	Fortress Credit Opportunities III CLO LP	$141,023.83	$1,833.31	HS Contrarian Investments, LLC	$157,142.85
	Fortress Credit Funding V LP	$141,023.83	$1,833.31	HS Contrarian Investments, LLC	$157,142.85
Total		$4,935,834.16	$64,165.84		$5,500,000.00

EXHIBIT A

EXCHANGE AGREEMENT